Item 77C - DWS Enhanced
Commodity Strategy Fund,
Inc.

Registrant incorporates by
reference its proxy statement filed
on June 9, 2010 (SEC Accession
No. 0000088053-10-000842).

The 2009-2010 Annual Meeting of
Stockholders of DWS Enhanced
Commodity Strategy Fund, Inc.
(the ?Fund?) was convened on
June 28, 2010 and adjourned until
July 22, 2010 (the ?Annual
Meeting?). The record date for the
Annual Meeting was April 23,
2010 (the ?Record Date?).  On the
Record Date, the Fund had
15,961,840 shares of common
stock outstanding and entitled to
vote.  At the Annual Meeting, the
holders of 10,199,054 shares of
common stock were represented in
person or by proxy, constituting a
quorum.  At the Annual Meeting,
the following matters were voted
upon by the stockholders (the
resulting votes are presented
below).

1.	The election of three (3) Class I
Directors, each to serve for a
term of three years and until
their successors are elected
and qualify.


Number of Votes:

For
Withheld
Dawn-Marie Driscoll
4,044,101
353,052
John W. Ballantine
4,051,520
345,633
Henry P. Becton, Jr.
4,049,889
347,264
Arthur D. Lipson
5,749,982
51,919
Richard A. Rappaport
5,746,882
55,019
William J. Roberts
5,743,552
58,349


2.	The election of five (5) Class
III Directors, each to serve for
a term of three years and until
their successors are elected
and qualify.


Number of Votes:

For
Withheld
Rebecca W. Rimel
4,040,044
357,109
Paul K. Freeman
4,052,172
344,981
William McClayton
4,051,515
345,638
William M. Searcy, Jr.
4,048,864
348,289
Robert H. Wadsworth
4,053,938
343,215
Neil Chelo
5,749,982
51,919
Matthew S. Crouse
5,474,382
54,519
Robert H. Daniels
5,747,382
54,519
Gregory R. Dube
5,743,201
58,700
Robert A. Wood
5,746,532
55,369


3.	The proposal to consider and
vote upon an Agreement and
Plan of Reorganization and
the transactions it
contemplates, including the
transfer of all of the assets of
the Fund to DWS Enhanced
Commodity Strategy Fund, a
series of DWS Institutional
Funds (the ?ECS Open-End
Fund?), in exchange for
shares of the ECS Open-End
Fund and the assumption by
the ECS Open-End Fund of
all the liabilities of the Fund
and the distribution of such
shares, expected to occur on a
tax-free basis for federal
income tax purposes, to the
stockholders of the Fund in
complete liquidation and
termination of the Fund.

Number of Votes:
For
Against
Abstain
8,183,536
1,365,481
650,036


4.	If properly presented at the
Meeting, to vote on a
stockholder proposal to
terminate the Investment
Management Agreement
between the Fund and
Duetsche Investment
Management Americas Inc.

Number of Votes:
For
Against
Abstain
6,313,516
3,625,335
260,200




E:\Electronic Working
Files\NSAR\2010\12-31-10\DWS
Enhanced Commodity Strategy Fund, Inc
(shell)\03-Exhibits\Exhibit 77C ECS,
Inc.docx
E:\Electronic Working
Files\NSAR\2010\12-31-10\DWS
Enhanced Commodity Strategy Fund, Inc
(shell)\03-Exhibits\Exhibit 77C ECS,
Inc.docx